Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Forever 8 Fund, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Forever 8 Fund, LLC and Subsidiaries (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income, members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition – Refer to Note 2 of the Financial Statements

Critical Audit Matter Description

The Company recognizes revenue at the time the delivery receipt is received, and additional fees are calculated on the unpaid balance and recorded monthly.

Significant judgment is exercised by the Company in determining revenue recognition for these customer agreements, and includes the following:

●	Determination of whether products and services are considered distinct performance obligations that should be accounted for separately versus together.

●	The pattern of delivery (i.e., timing of when revenue is recognized) for performance obligations.

●	Identification and treatment of contract terms that may impact the timing and amount of revenue recognized.

Given these factors and due to the volume of transactions, the related audit effort in evaluating management’s judgments in determining revenue recognition for these customer agreements was extensive and required a high degree of auditor judgment.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company’s revenue recognition for these customer agreements included the following:

●	We tested the effectiveness of controls related to the identification of distinct performance obligations and the determination of the timing of revenue recognition.

●	We evaluated management’s significant accounting policies related to these customer agreements for reasonableness.

●	We selected a sample of customer agreements and performed the following procedures:

○	Obtained and read contract source documents for each selection, including master agreements, and other documents that were part of the agreement.

○	Tested management’s identification and treatment of contract terms.

○	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.

●	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

We have served as the Company’s auditor since 2022.

Spokane, Washington

November 14, 2022

F-1

Forever 8 Fund, LLC

Consolidated Balance Sheets

	As of December 31
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$829,790	$91,987
Accounts receivable, net	495,848	-
Inventory	5,092,518	256,210
Prepaid expenses and other current assets	116,703	3,615
Total Current Assets	6,534,859	351,812

Intangible Assets	167,629	2,438
Other Assets	1,299	-
Total Assets	$6,703,787	$354,250

Liabilities and Members’ Equity (Deficit)
Current Liabilities:
Accounts payable	$932,638	$1,468
Accrued expenses	50,823	-
Accrued interest	237,592	-
Notes payable	6,032,949	-
Total liabilities	7,254,002	1,468

Commitments and contingencies	-	-

Members’ Equity (Deficit):
Common units	89,227	388,114
Retained deficit	(481,755)	(35,332)
Accumulated other comprehensive income (loss)	(157,687)	-
Total Members’ Equity (Deficit)	(550,215)	352,782
Total Liabilities and Members’ Equity (Deficit)	$6,703,787	$354,250

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Forever 8 Fund, LLC

Consolidated Statements of Income

	For the Years Ended December 31
	2021	2020
Revenue	$12,591,393	$121,625
Cost of Goods Sold	12,120,180	103,182
Gross Profit	471,213	18,443

Selling, general and administrative	470,870	53,775
Operating Income	343	(35,332)

Interest Expense	(445,039)	-
Interest Income from Subsidiaries	(1,727)	-
Total Other Income (Expense)	(446,766)	-

Net Income before Taxes	(446,423)	(35,332)
Provision for Income Taxes	-	-
Net Income (loss)	(446,423)	(35,332)

Other Comprehensive Income (loss):
Unrealized Gain (Loss) on Foreign Currency	(157,687)	-
Total Comprehensive Net Income (loss)	(604,110)	(35,332)

Less: Net income applicable to noncontrolling interests	-	(17,666)
Net income (loss) applicable to controlling interests	$(604,110)	$(17,666)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Forever 8 Fund, LLC

Consolidated Statement of Members’ Equity (Deficit)

As of December 31, 2021 and 2020

			Accumulated Other
	Common Units	Retained Deficit	Comprehensive Income (Loss)	Total
Balance as of December 31, 2019	-	-	-	-
Capital contributions	$388,114	$-	$-	$388,114
Net income (loss)	-	(35,332)	-	(35,332)
Balance as of December 31, 2020	388,114	(35,332)	-	$352,782
Capital contributions	(298,887)	-	-	(298,887)
Net income (loss)	-	(446,423)	(157,687)	(604,110)
Balance as of December 31, 2021	$89,227	$(481,755)	$(157,687)	$(550,215)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Forever 8 Fund, LLC

Consolidated Statements of Cash Flows

	For the Years Ended December 31
	2021	2020
Cash flows from Operating Activities
Net income (loss)	$(446,423)	$(35,332)
Adjustments to reconcile net income (loss to net cash provided by operating activities:
Depreciation and amortization	-	-
Changes in operating assets and liabilities:
Accounts receivable, net	(495,848)	-
Inventory	(4,836,308)	(256,210)
Prepaid expenses and other current assets	(113,088)	(3,615)
Other assets	(1,299)	-
Accounts payable	929,776	1,470
Accrued expenses	50,823	-
Accrued interest	237,591	-
Net cash provided by Operating Activities	(4,674,776)	(293,687)

Cash flows from Investing Activities
Purchases of property and equipment	(163,796)	(2,440)
Net cash used in Investing Activities	(163,796)	(2,440)

Cash flows from Financing Activities
Borrowings from Notes Payable	5,682,949	-
Non-cash conversion of equity to notes payable	350,000	-
Proceeds from equity issuances	(298,887)	388,114
Net cash provided by Financing Activities	5,734,062	388,114
Effect of Foreign Currency Translation	(157,687)	-
Change in cash	737,803	91,987
Cash and Cash Equivalents - Beginning of Year	91,987	-
Cash and Cash Equivalents - End of Year	$829,790	$91,987

Supplemental cash flow information:
Cash paid for interest	$446,766	$-
Cash paid for taxes	$-	$-

Non cash supplemental information:
Common units converted to notes payable	$350,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1 — Business Organization and Nature of Operations

Corporate Overview

Forever 8 Fund, LLC (“F8F” or “the Company”) was formed on August 5, 2020 as a Delaware limited liability company. The Company has established 100% owned operating subsidiaries in the EU and United Kingdom to enter into agreements with customers and conduct sales in those geographies. The Company has owned 100% of F8 Fund EU Holdings BV, a Dutch company as of April 1, 2021. The Company has owned 100% of Forever 8 UK Ltd., a United Kingdom company as of March 1, 2021.

Business Description

F8F, based in Pennsylvania, was formed in 2020 for the purpose of developing a unique way of funding inventory for e-commerce businesses (its “Customers”). The growth of e-commerce globally has resulted in a revolution in the way people shop – shopping on platforms such as Amazon and buying based on reviews and ratings, not necessarily brand recognition. This has resulted in the establishment of a large number of small and medium sized enterprises (“SME’s) whose primary route to market is via online platforms. One of the major challenges for these businesses is finding the capital required to invest in inventory in order to fuel growth whilst also spending on tools to drive sales.

More traditional sources of debt capital are slow to complete due-diligence and are typically unavailable to this segment of the market. Further, most of these businesses are either too small for venture capital or the Customer does not want to bring on equity partners. The only really viable alternative source of capital for them is merchant cash advance (“MCA”) providers, which typically advance a fixed amount of cash and get re-paid by taking a percentage share of revenue each month. MCA financing can be expensive and cost-prohibitive in certain circumstances.

F8F has approached the market differently by developing a technology-driven solution focused on taking product risk directly. The Company determines which products qualify for inventory funding within a customer’s product portfolio. The Company then buys the existing inventory of the Customer, immediately freeing up capital for the Customer to focus on driving sales. Going forward, the Company funds all future inventory purchases directly from the supplier that the Customer requires in order to satisfy its growth. The Company makes money by simply marking up the inventory it has acquired and charges the Customer for that inventory after the Customer has sold the product to the end consumer.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are presented in US dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of F8F and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

F-6

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2 — Summary of Significant Accounting Policies — (Continued)

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements.

The Company’s significant estimates used in these financial statements include, but are not limited to, accounts receivable reserves, the valuation allowance related to the Company’s deferred tax assets and the recoverability and useful lives of long-lived assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates. Management believes all necessary estimates have been made for fair presentation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents in the consolidated financial statements.

As of December 31, 2021 and 2020, the Company had cash of $829,790 and $91,987, respectively. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. As of December 31, 2021 and 2020, the Company had cash of $517,716 and $22,137, respectively, that was held by banking institutions located outside the United States of America.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for credit losses. The allowance for credit losses is based on historical loss experience, the number of days that receivables are past due, and an evaluation of the potential risk of loss associated with delinquent accounts. Accounts receivable considered uncollectible are charged against the allowance for credit losses when identified. The Company does not have any off-balance sheet credit exposure related to its customers. At December 31, 2021 and 2020, the Company’s allowance for credit losses was not material.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method.

F-7

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2 — Summary of Significant Accounting Policies — (Continued)

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for F8F determining its reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Accordingly, the Company’s operations are measured on a consolidated basis since all Company operations and processes are under the same management team. Accordingly, the company’s operations are measured on a consolidated basis since all company operations and processes are considered one business segment.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

Foreign Currency Translation

The Company uses the United States dollar as its functional and reporting currency since a substantial portion of the Company’s revenues, expenses, assets and liabilities are located in the United States. Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the year. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the year ended December 31, 2021 and 2020 were ($157,687) and $0, respectively.

F-8

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2 — Summary of Significant Accounting Policies — (Continued)

Revenue Recognition

The Company has adopted and accounts for revenue under the guidance provided by ASC 606, Revenue from Contracts with Customers, and all related amendments (“new revenue standard”). The Company has applied the new revenue standard to all contracts from the date of initial application.

The Company recognizes revenue at the time the delivery receipt is received, as it is obligated to provide no additional services subsequent to the delivery and the collectability of the fee for service is reasonably assured.

The Company recognizes revenue ratably over the term of the agreement. Revenue on each agreement is the total due under the agreement. In those instances where the clients’ obligations are not fully paid at the termination date of the agreement, additional fees charged are calculated on the unpaid balance and recorded monthly. The accounts are charged mark-up rates ranging from 1% to 30% of supplier costs, depending on the timing of the sale and terms of the agreement.

The table below allocates net revenue recorded for the year ended December 31, 2021 and 2020:

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020
Sales	$12,001,636	$103,182
Fee Income	589,757	18,443
Revenue	$12,591,393	$121,625

Concentrations

For the year ended December 31, 2021, total consolidated revenues in the United States, the United Kingdom and European Union were $2,174,398, $394,374, and $10,022,621, respectively. No other geographical area accounted for more than 10% of total sales during the year ended December 31, 2021. Two of the Company’s customers account for over 85% of total consolidated revenues for the year ended December 31, 2021. For the year ended December 31, 2020, all total consolidated revenues were generated from the United States. One of the Company’s customers accounted for 100% of total consolidated revenues for the year ended December 31, 2020.

Income Taxes

Since the Company is treated as a partnership for tax purposes it pays no federal income tax and, thus, the company is not subject to account for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”).

As a result of being a partnership for tax purposes, all tax attributes “flow-through” to the owners of the company and they account for those tax attributes accordingly, on their respective tax returns.

F-9

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2 — Summary of Significant Accounting Policies — (Continued)

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2021 and 2020. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the current accounting guidance and requires the measurement of all expected losses based on historical experience, current conditions and reasonable and supportable forecasts. This guidance amends the accounting for credit losses for available-for-sale investment securities and purchased financial assets with credit deterioration. The Company adopted ASU 2016-13 on January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s financial condition, results of operations, cash flows or disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”), a series of amendments which align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The accounting for the service element of a hosting arrangement that is a service contract is not affected by these amendments. The Company adopted ASU 2018-15 on January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s financial condition, results of operations, cash flows or disclosures.

Recent Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intraperiod allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. This guidance is effective for interim and annual periods beginning December 15, 2022 for private companies. The Company does not expect the adoption of this guidance to have a material impact on its financial condition, results of operations, cash flows or disclosures.

F-10

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 3 — Inventory

As of December 31, 2021 and 2020, inventory consisted of the following:

	December 31, 2021	December 31, 2020
Finished Goods	$5,092,518	$256,210
Total Inventory	$5,092,518	$256,210

Note 4 — Intangible Assets

Internal and external costs incurred during the preliminary project stage are being expensed as incurred. Internal and external costs incurred to develop internal-use computer software and costs to develop or obtain software that allows for access to, or the conversion of old data by new systems during the application development stage are being capitalized. Training costs and data conversion costs, which may include purging or cleansing of existing data, reconciliation or balancing of the old data and the data in the new system, creation of new or additional data, and conversion of old data to the new system, are being expensed as incurred. Internal and external training costs and maintenance costs during the post-implementation operation stage are being expensed as incurred. Upgrades and enhancements are defined as modifications to existing internal-use software that result in additional functionality – that is, modifications to enable the software to perform tasks that it was previously incapable of performing. Upgrades and enhancements normally require new software specifications and may also require a change to all or part of the existing software specifications. In order for costs of specified upgrades and enhancements to internal-use computer software to be capitalized, it must be probable that those expenditures will result in additional functionality.

Capitalization of costs begin when both of the following occur: (a) preliminary project stage is completed, and (b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed, and the software will be used to perform the function intended. When it is no longer probable that the computer software project will be completed and placed in service, no further costs shall be capitalized, and guidance on impairment shall be applied to existing balances. Capitalization ceased no later than the point at which a computer software project is substantially complete and ready for its intended use, that is, after all substantial testing is completed.

Intangible assets include internally developed software and patents. Costs to acquire these intangible assets are capitalized and amortized over their expected economic useful lives, which is currently 10 years for internally developed software and 20 years for patents. Where the future benefits of the rights are unknown, these costs are expensed as incurred. For the years ended December 31, 2021 and 2020, the Company recorded no impairment.

F-11

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 4 — Intangible Assets – (Continued)

Amortization expense on intangible assets were $0 for both years as the capitalized software developments costs had not been put into commercial use as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Capitalized software development cost, gross	$167,629	$2,438
Less: accumulated amortization	-	-
Capitalized software development cost, net	$167,629	$2,438

Note 5 — Accrued Expenses and Other Current Liabilities

As of December 31, 2021 and 2020, accrued expenses and other current liabilities consisted of the following:

	December 31, 2021	December 31, 2020
Accrued other taxes	$17,140	$-
Accrued payroll and benefits	16,217	-
Accrued professional fees	15,000	-
Accrued other	2,466	-
Total accrued expenses and other current liabilities	$50,823	$-

Note 6 — Notes Payable

As of December 31, 2021, the Company closed on a Series A Term Loan in the amount of $6,032,949 (the “Series A Term Loan”). The Series A Term Loan accrues interest at a rate of 15% per annum and matures on June 30, 2022. The Company had the right to extend the maturity date to August 15, 2022 by providing written notice to the lenders on or before May 31, 2022. On May 31, 2022, the Company provided written notice to the lenders to extend the maturity date. The Series A Term Loan has a first security interest on all of the Company’s inventory and accounts receivable. The Series A Term Loan does not include a personal guarantee. Each Noteholder has the right to participate in future F8F equity offerings for four (4) years from the effective date of their loan agreement (“Future F8F Offerings”) at a 10% discount from the valuation of, and on the terms and conditions to be set forth in the Future F8F Offerings. Noteholders shall have the right to invest up to four (4) times the aggregate amount of the term loans.

It should be noted that approximately $350,000 of contributed capital from two of F8’s founders were converted to Series A Term Loan in 2021.

F-12

FOREVER 8 FUND, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 7 — Income Taxes

Since the Company is treated as a partnership for tax purposes it pays no federal income tax and, thus, the company is not subject to account for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”).

As a result of being a partnership for tax purposes, all tax attributes “flow-through” to the owners of the company and they account for those tax attributes accordingly, on their respective tax returns.

Note 8 — Related Party Transactions

Approximately $1,855,000 of the $6,032,949 Series A Term Loan is held by founders and senior management team members of the Company as of December 31, 2021. There are no other related party transactions.

Note 9 — Commitments and Contingencies

Operating Lease

The Company leases office space under short-term lease agreements. On April 1, 2022, the Company entered into a 3-month lease for office space in Bethlehem, Pennsylvania. Monthly lease payments are approximately $1,500. On November 11, 2021, the Company entered into a 6-month lease for office space in New York, New York. Monthly lease payments are approximately $500.

Total rent expense, for the years ended December 31, 2021 and 2020, was $26,380 and $5,057, respectively, and is included in general and administrative expense on the consolidated statements of operations.

Note 10 — Subsequent Events

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued on November 14, 2022, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:

From April through July 18, 2022, the Company raised $425,000 through the issuance of membership units in Forever 8 Fund, LLC (the “Units” or “Securities”), at a price of $2.26 per Unit (the “Offering”).

On August 22, 2022, the Company issued 390,200 Units to employees and consultants in lieu of cash compensation.

On September 14, 2022, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Cryptyde, Inc. (“Cryptyde”), a Delaware corporation, the members of the Company set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, Crpytyde was to acquire 100% of the issued and outstanding membership interests of Forever 8 (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Sellers (the “Acquisition”). On October 1, 2022, the closing of the acquisition occurred (the “Closing”).

Pursuant to the Purchase Agreement, the Sellers received consideration consisting of (i) an aggregate of 7,000,000 non-voting preferred membership units of Forever 8 (the “Initial Base Preferred Units”), subject to adjustments discussed below, (ii) convertible promissory notes in an aggregate principal amount of $27.5 million (the “Promissory Notes”), and (iii) the right to receive potential earnout amounts. In addition, $4.6 million in cash was transferred to the Company in consideration for the Company’s payment of certain of its obligations.

In the event that the volume weighted average price (“VWAP”) of the Cryptyde Shares the later of (i) the 15 trading days immediately prior to the date the put right pursuant to Section 7(b) of the Amended Operating Agreement (as defined below) is exercisable and (ii) the 15 trading days following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2022 is less than $3.07, then Sellers shall be entitled to receive an additional number of Preferred Units (“Additional Base Preferred Units” and together with the Initial Base Preferred Units, the “Total Base Preferred Unit Consideration”) such that the Total Base Preferred Unit Consideration multiplied by the Additional Base Preferred Unit VWAP equals $21.5 million; provided that in no event shall more than 3,750,000 Additional Base Preferred Units be issued.

F-13

As indicated below, the Purchase Agreement provides that the Sellers are entitled to receive three potential earnout payments (the “Earnout Consideration). The Earnout Consideration is payable to the Sellers in cash or, at Cryptyde’s election, in up to 7,000,000 additional Preferred Units, upon the achievement of certain performance thresholds relating to cumulative collected revenues (each, an “Earn-Out Target”).

If Cryptyde elects to issue additional Preferred Units upon the achievement of any Earn-Out Target and the VWAP of Cryptyde’s common stock for the 15 trading days preceding the date that any Earn-Out Target is achieved (the “Earn-Out VWAP”) is (A) with respect to the first Earn-Out Target, less than $5.00, (B) with respect to the second Earn-Out Target, less than $6.00 or (C) with respect to the third Earn-Out Target, less than $5.00, then Sellers shall be entitled to receive an additional number of additional Preferred Units (the “True-up Units” and together with the additional Preferred Units, the “Total Additional Preferred Units”) such that the Total Additional Preferred Units multiplied by the Earn-Out VWAP equals (x) $15 million for the first Earn-Out Target, (y) $12 million for the second Earn-Out Target and (z) $10 million for the third Earn-Out Target; provided that in no event shall more than 4.5 million True-up Units be issued for the first Earn-Out Target, in no event shall more than 4.0 million True-up Units be issued for the Second Earn-Out Target and in no event shall more than 3.0 million True-up Units be issued for the Third Earn-Out Target.

In accordance with the Purchase Agreement, the Company’s existing operating agreement was amended and restated. The amended and restated operating agreement (the “Operating Agreement”) provides for, among other things, a put right for designated members (the “Preferred Members”). The Preferred Members (who are the Sellers) will have a put right to cause Cryptyde to redeem certain Preferred Units, from time to time on or after the six-month anniversary following the Closing. Upon exercise of the put right, each Initial Base Preferred Unit (as defined in the Purchase Agreement) shall be exchanged for one Cryptyde share.

The Preferred Members have a put right, on terms and conditions set forth in Section 7.01 of the Operating Agreement, to cause Cryptyde to redeem the Preferred Units as follows:

(a) starting on the later of (i) six (6) months following the Closing and (ii) the Threshold Date (as defined in the Subordination Agreement), one (1) Cryptyde Share per Initial Base Preferred Unit being redeemed up to a maximum of 6,281,949 Initial Base Preferred Units;

(b) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the Closing and (iii) the occurrence of the Threshold Date, one (1) Cryptyde Share per Initial Base Preferred Units that could not be converted due to the 6,281,949 unit limit in Section 7.01(a) of the Operating Agreement (such shares being an aggregate of 718,051 Initial Base Preferred Units being defined as the “Extra Initial Base Preferred Units”) being redeemed, and one (1) TYDE Share per Additional Base Preferred Unit being redeemed;

(c) if Shareholder Approval is not obtained on or before June 30, 2023, subject to both (i) six (6) months following the Closing and (ii) the terms of the Subordination Agreement, a cash payment equal to the difference between $3.07 minus the Additional Base Preferred Unit VWAP (as defined in the Purchase Agreement with it being subject to a $2.00 floor) (such difference being the “Additional Base Preferred Unit Cash Catch Up Amount”) with the Additional Base Preferred Unit Cash Catch Up Amount being multiplied by each Extra Initial Base Preferred Unit and each Additional Base Preferred Unit being redeemed;

(d) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the first Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout One Unit being redeemed;

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(e) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout One Unit is earned under Section 1.04 of Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $15,000,000 divided by the number of Earnout One Units (the “Earnout One Unit Redemption Amount”) with such Earnout One Unit Redemption Amount then being multiplied by each Earnout One Unit being redeemed;

(f) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the second Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Two Unit being redeemed;

(g) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Two Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $12,000,000 divided by the number of Earnout Two Units (the “Earnout Two Unit Redemption Amount”) with such Earnout Two Unit Redemption Amount then being multiplied by each Earnout Two Unit being redeemed;

(h) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the third Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Three Unit being redeemed;

(i) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Three Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $10,000,000 divided by the number of Earnout Three Units (the “Earnout Three Unit Redemption Amount”) with such Earnout Three Unit Redemption Amount then being multiplied by each Earnout Three Unit being redeemed.

Pursuant to the Operating Agreement, Cryptyde unconditionally guaranteed the payment, when due, of obligations pursuant to the put right. Cryptyde shall satisfy these obligations to the Preferred Members either in cash or, if Shareholder Approval has been obtained, through the issuance and delivery to each Preferred Member of one TYDE Share per Preferred Unit held by each Preferred Member.

Upon the Closing, Cryptyde issued the Promissory Notes. The Promissory Notes bear interest at the rate per annum equal to (i) ten (10%) for the first twelve (12) months of the Promissory Notes and (ii) twelve percent (12%) thereafter until the maturity date of the Promissory Notes (the “Note Maturity Date”). The Note Maturity Date is the date that is the later of (i) 91 days after the Maturity Date (as defined in the Investor Note (as defined below)) of the Senior Secured Convertible Note issued by Cryptyde in favor of the Investor on May 5, 2022 (the “Investor Note”) and (ii) three years following the Closing. Subject to the terms of the Subordination Agreement, the Promissory Notes may be prepaid in full or in part at any time without premium or penalty, provided, however, that Cryptyde agrees that, subject to the terms of the Subordination Agreement which specifically permit such prepayments in accordance therewith, it will make prepayments on the Promissory Notes and all other Seller Notes (as defined in the Promissory Notes) in amounts equal to the pro rata amount of the outstanding principal amount of the Seller Notes as a whole, as follows: (i) after Section 4(d) of the Amendment Agreement is satisfied such that excess cash may be removed from the Control Account, 50% of the cash proceeds of warrants exercised for common stock of the Cryptyde until an aggregate amount of $10 million in prepayments is made on the Seller Notes from such warrant exercises, (ii) 25% of all gross proceeds received by Cryptyde in any and all debt and equity capital raises by the Cryptyde (excluding warrant exercises) from and after the date of the Purchase Agreement and (iii) at least an aggregate of $11.5 million (including any prepayments made pursuant to clauses (i-ii) above) within the first twelve (12) months of the issuance of the Promissory Notes.

So long as the Cryptyde has received Shareholder Approval and the Threshold Date has been reached, at any time commencing after the 12-month anniversary of the date of the Promissory Notes, the holder of the Promissory Notes may, in its sole and absolute discretion, convert all or part of the Promissory Notes into shares of common stock of the Cryptyde (the “Conversion Shares”) at a per share conversion price equal to the VWAP of a TYDE Share for the ten trading days immediately preceding the conversion notice being provided to the Cryptyde by the holder of the Promissory Notes (the “Conversion Price”), with the Conversion Price being subject to a conversion price floor of $2.00 per share of common stock. If the VWAP is less than $2.00 and the holder converts all or part of the Note at $2.00 per share, then the holder shall be entitled to receive an additional Promissory Note with the same economic terms as the original Promissory Note in a principal amount equal to (A) $2.00 minus the VWAP multiplied by (B) the number of Conversion Shares issued upon the conversion.

On September 29, 2022, the Company repurchased 611,111 Units for a total amount of $1,375,000.

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